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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the 2000 Equity Incentive Plan (2000 Plan) and the 2000 Employee Stock Purchase Plan (2000 ESP Plan) of Lightspan, Inc. and to the incorporation by reference therein of our report dated February 22, 2002, with respect to the consolidated financial statements of Lightspan, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2002, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP


San Diego, California
May 20, 2002